UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 26, 2011

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

2330 Marinship Way, Ste. #300
Sausalito, California 94965
(Address of principal executive offices)

(415) 331-7700
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03	Bankruptcy or Receivership

On September 24, 2011, Public Media Works, Inc. (the  “Debtor” or the “Company”) filed a voluntary petition for relief in the United States Bankruptcy Court, Central District of California (the “Bankruptcy Court”) under Chapter 11 of Title 11 of the U.S. Bankruptcy Code (the “Code”). The case number of the filing is: 6:11-bk-40137-MJ.

Under Chapter 11, certain claims in existence prior to the Debtor’s filing of the petition for relief under the U.S. Bankruptcy Code are stayed while the Debtor continues business operations as a debtor-in-possession. The Debtor will continue to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Code.

While no trustee, examiner, or official committee has been appointed, there can be no assurance that the Debtor will remain in possession of its assets and control of its business as debtor-in-possession and that a trustee will not be appointed to operate the business of the Debtor.  The Debtor’s business relationships and arrangements, and its ability to negotiate future business agreements or arrangements may be affected negatively by its bankruptcy filing. In addition, there can be no assurance that the Debtor will successfully emerge from Chapter 11 protection, or will emerge with the ability to continue its business in the same manner in which it operated prior to the bankruptcy filing.

A copy of the news release dated September 26, 2011, announcing the bankruptcy filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: September 26, 2011	By:	/s/ Martin W. Greenwald
Martin W. Greenwald Chief Executive Officer